UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2018

Cboe Global Markets, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-34774	20-5446972
(Commission File Number)	(IRS Employer Identification No.)

400 South LaSalle Street

Chicago, Illinois 60605

(Address of Principal Executive Offices)

Registrant's telephone number, including area code (312) 786-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (16 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (16 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (16 CFR 240.14d-2(b))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01.Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 1, 2018, the Board of Directors (the “Board”) of Cboe Global Markets, Inc. (the “Company”) approved the voluntary delisting of the Company’s common stock, $0.01 par value per share (the “Common Stock”), from the Nasdaq Global Select Market (“Nasdaq”) and the exclusive listing of the Common Stock on Cboe BZX Exchange, Inc. (“Cboe”).    Currently, the Common Stock is dual-listed on both Cboe and Nasdaq.

On August 2, 2018, the Company provided notice to Nasdaq of its intention to voluntarily delist the Common Stock from Nasdaq and to transfer the listing of the Common Stock to Cboe.  The Company expects the listing and trading of the Common Stock on Nasdaq will cease at market close on September 14, 2018, and that trading of the Common Stock will commence on Cboe at market open on September 17, 2018.  The Common Stock has been approved for exclusive listing on Cboe, with the Common Stock continuing to trade under the symbol “CBOE.”

A copy of the press release announcing the transfer of the Common Stock to Cboe is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 1, 2018, the Board also approved an amendment and restatement of the Cboe Global Markets, Inc. Executive Severance Plan (f/k/a the CBOE Holdings, Inc. Executive Severance Plan, the “Severance Plan”), under which eligible executives are entitled to certain severance benefits upon a qualifying termination of employment.  The material changes to the Severance Plan include (i) the addition of John Deters, Andrew Lowenthal and Patrick Sexton as executive participants in the Severance Plan; (ii) a change in the definition of “Cause” to include willful misconduct, conviction of a felony and material breach by an executive of any of his or her agreements  with the Company; (iii) a change in the definition of “Good Reason” to include an arbitrary material reduction in an executive’s bonus; and (iv) a change in the calculation of the pro-rated bonus payment that is payable upon a qualifying termination of employment to be based on the target level of performance, rather than the level at which the Company actually achieves applicable performance goals.

The foregoing description of the Severance Plan is only a summary and is qualified in its entirety by the full text of the Severance Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.Financial Statement and Exhibits.

(d) Exhibits

10.1	Cboe Global Markets, Inc. Executive Severance Plan (filed herewith).*

99.1	Press Release, dated August 2, 2018 (filed herewith).

*Indicates Management Compensatory Plan, Contract or Arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CBOE GLOBAL MARKETS, INC.
(Registrant)

By:	/s/ Patrick Sexton
Patrick Sexton
Executive Vice President, General Counsel and Corporate Secretary

Dated: August 2, 2018